Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: October 24, 2025

Contact:Kevin McPhaill, President/Chief Executive Officer

Phone:(559) 782-4900 or (888) 454-BANK

Website Address:www.sierrabancorp.com

SIERRA BANCORP ANNOUNCES SHARE REPURCHASE PROGRAM AND DECLARES QUARTERLY CASH DIVIDEND

PORTERVILLE, CALIF. -- (BUSINESS WIRE) – Sierra Bancorp (Nasdaq: BSRR), parent of Bank of the Sierra, announced that its Board of Directors has approved a new share repurchase program authorizing the Company to repurchase up to one million (1,000,000) shares of its outstanding common stock, from time to time, commencing after the current share repurchase program expires on October 31, 2025, and continuing until October 31, 2026. This new share repurchase program replaces and supersedes the current share repurchase program dated October 17, 2024, for 1,000,000 shares. No shares remain available for repurchase under the current share repurchase program expiring on October 31, 2025. Shares may be repurchased in open-market transactions or privately negotiated transactions executed in compliance with applicable federal and state securities laws. The timing of the repurchases and the number of shares repurchased under the program will depend on a variety of factors including price, trading volume, corporate and regulatory requirements, and market conditions. The Board further authorized Management to enter into a 10b5-1 Plan with a nationally recognized broker-dealer to facilitate share repurchases as appropriate.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.25 per share. The dividend was approved subsequent to the Board’s review of the Company’s financial performance and capital for the quarter ended September 30, 2025, and will be paid on November 14, 2025, to shareholders of record as of November 3, 2025. Counting dividends paid by Bank of the Sierra prior to the formation of Sierra Bancorp, the Company has paid regular cash dividends to shareholders every year since 1987, comprised of annual dividends through 1998 and quarterly dividends thereafter. The dividend noted in today’s announcement marks the Company’s 107th consecutive quarterly cash dividend.

Sierra Bancorp is the holding Company for Bank of the Sierra (www.bankofthesierra.com), which is in its 48th year of operations and is one of the largest independent banks headquartered in the South San Joaquin Valley. Bank of the Sierra is a community-centric regional bank, which offers a broad range of retail and commercial banking services through full-service branches located within the counties of Tulare, Kern, Kings, Fresno, Ventura, San Luis Obispo, and Santa Barbara. The Bank also maintains an online branch and provides specialized lending services through an agricultural credit center in Templeton, California. In 2025, Bank of the Sierra was recognized as one of the strongest and top-performing community banks in the country, with a 5-star rating from Bauer Financial.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Readers are cautioned not to unduly rely on forward looking statements. Actual results may differ from those projected. These forward-looking statements involve risks and uncertainties including but not limited to, the health of the national and local economies, including the impact to the Company and its customers resulting from changes to, and the level of tariffs, inflation, and interest rates; effects of government shutdowns; changes in laws, rules, regulations, or interpretations to which the Company is subject; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; the success of acquisitions and branch expansion; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect stock price; changes to valuations of the Company’s assets and liabilities, including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; costs related to litigation; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business; and other factors detailed in the Company's SEC filings, including the "Risk Factors" and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Form 10-K and Form 10-Q.

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Category: Financial

Source: Sierra Bancorp